Exhibit 99.1

NAPLES, Fla., April 16, 2019 (GLOBE NEWSWIRE) -- HealthLynked Corp (OTCQB: HLYK) (the Company), a leader in digital healthcare technology, announced today that it closed its acquisition of Hughes Center for Functional Medicine, P.A. (HCFM) on April 12, 2019.

HCFM, a private entity, is a leader in functional medicine focusing on Neurodegenerative diseases such as Alzheimer’s, Parkinson’s and Multiple Sclerosis. HCFM provides cutting-edge treatments to improve health and slow aging, including hormones, thyroid, weight loss, wellness and prevention. HCFM’s income streams are derived from patient office visits, a dedicated IV room, hyperbaric oxygen chambers, ozone, UVlrx, and the sale of supplements. DNA sequence testing has recently been added to its suite of services.

“Closing the acquisition of HCFM demonstrates HealthLynked’s forward-looking strategy of adding business assets that not only strengthen the company’s position in the marketplace but also offer greater services for our patient constituents,” said Michael Dent, M.D., HealthLynked’s Chairman and CEO. The Hughes Center is now the Naples Center for Functional Medicine, a HealthLynked Company (NCFM) and is a welcome addition to the Company’s health service division.

Audited Financials. HCFM’s revenue for 2018 and 2017 were $3,023,344 and $2,696,245 respectively.  HCFM’s EBITDA for the same periods were $372,921 and $311,443 respectively. Anticipated NCFM EBITDA for the next twelve months, factoring out 2018 owners expenses, is projected to be approximately $450,000.  Assets of HCFM on December 31, 2018 were $436,349.

Amendment to the Agreement. HLYK and HCFM mutually agreed to amend the definitive agreement at closing to include $500,000 cash and $1,000,000 in HLYK Stock at $0.252/share. The $500,000 earn-out remained intact.

George O’Leary, Chief Financial Officer of HealthLynked, stated, “Dr. Hughes and I agreed that with her continued participation at the holding company level, it made more sense to align our interests with more stock in the transaction.” He continued, “We are very excited to bring Dr. Carol Roberts, Dr. Eduardo Maristany, and Dr. Pamela Hughes into the HLYK Family. JoAnn Rucker, our Regional Director of Practice Management, will be overseeing the transition.”

About HealthLynked Corp.

HealthLynked Corp. provides a solution for both patient members and providers to improve healthcare through the efficient exchange of medical information. The HealthLynked Network is a cloud-based platform that allows members to connect with their healthcare providers and take more control of their healthcare. Members enter their medical information, including medications, allergies, past surgeries and personal health records, in one convenient online and secure location, free of charge.

Participating healthcare providers can connect with their current and future patients through the system. Other benefits to providers include the ability to utilize the HealthLynked patent pending patient access hub “PAH” for patient analytics and its marketing tools to connect with their active and inactive patients to improve patient retention, access more accurate and current patient information, provide more efficient online scheduling and to fill last minute cancellations using our “real time appointment scheduling” all within our mobile application. Healthcare providers pay a monthly fee to access these HealthLynked services.

For additional information about HealthLynked Corp. visit www.healthlynked.com and connect with HealthLynked on Twitter, Facebook, and LinkedIn.

Forward Looking Statements

Forward-Looking Statements in this press release, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Our actual results, including as a result of any acquisitions, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by our management, and us are inherently uncertain. We caution you not to place undue reliance on any forward-looking statements, which are made as of the date of this press release. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. Certain risks and uncertainties applicable to our operations and us are described in the “Risk Factors” section of our most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q and in other reports we have filed with the U.S. Securities and Exchange Commission. These reports are available at www.sec.gov.